UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 15, 2004

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Apartment Investment and Management Company (“Aimco”) and Peter K. Kompaniez announce that effective October 15, 2004, Mr. Kompaniez has resigned from Aimco’s Board of Directors (the “Board”). Until his resignation, Mr. Kompaniez also served on the Board’s Pricing Committee and Executive Committee. Mr. Kompaniez will remain with Aimco as its Division Vice President of its California Regional Operating Center.

     To fill the vacancy created by Mr. Kompaniez’s resignation, the Board has elected Michael A. Stein. Mr. Stein joined the Board on October 15, 2004 immediately following the effectiveness of Mr. Kompaniez’s resignation. Mr. Stein is currently the Vice President and Chief Financial Officer of ICOS Corporation. Mr. Stein was previously Executive Vice President and Chief Financial Officer of Nordstrom Inc., and held a similar position at Marriott International Inc. The Board has appointed Mr. Stein to serve on the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee.

     In addition, as previously announced Aimco is continuing its search for a president and chief operating officer.

     The press release regarding these events is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this report:

	Exhibit Number	Description

	99.1	Press Release dated October 15, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2004

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Miles Cortez
Miles Cortez
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 15, 2004